November 1, 1996

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

RE: Possis Medical, Inc. Proxy Statement for Fiscal Year 1995
    Edgar Filing

Ladies and Gentlemen:

     On behalf of Possis Medical, Inc. (the "Company"), transmitted herewith for filing via EDGAR, pursuant to Commission Rule 14a-6, is the Company's Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card. Copies of these materials are being filed this day with the National Association of Securities Dealers, Inc. Hard copies of the Company's Annual Report are being provided to the Commission under separate letter.

     If you have any questions or comments regarding this filing, please call the undersigned at (612) 780-4555.

Very truly yours,

/s/

Irving R. Colacci
Vice President, Legal Affairs & Human Resources,
General Counsel and Secretary

                          SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Possis Medical, Inc.

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
     _____________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
     _____________________________________________________________________

(3) Per unit price or other underlying value of tansaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
     _____________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
     _____________________________________________________________________

(5)  Total fee paid:
     _____________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box of any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          _______________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
          _______________________________________________________________

     (3)  Filing Party:
          _______________________________________________________________

     (4)  Date Filed:
          _______________________________________________________________

                          9055 Evergreen Boulevard N.W.
                        Minneapolis, Minnesota 55433-8003



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 11, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Possis Medical, Inc., a Minnesota corporation, will be held on Wednesday, December 11, 1996 at 4:00 p.m. at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 for the following purposes:

     1. To elect seven (7) directors.

     2. To approve an amendment to the Corporation's Restated Articles of Incorporation providing for an increase in the number of authorized shares of the Corporation.

     3. To ratify the selection of Deloitte & Touche LLP as independent certified public accountants for the Corporation.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof. All shareholders of record on the transfer books of the Corporation as of the close of business on Friday, October 18, 1996 will be entitled to vote at the meeting. Your attention is respectfully directed to the enclosed Proxy. Whether or not you intend to be present at the meeting, please complete, sign and return the Proxy in the enclosed envelope.

                                              By Order of the Board of Directors


                                              IRVING R. COLACCI
                                              Secretary

Dated: October 31, 1996

                          9055 Evergreen Boulevard N.W.
                        Minneapolis, Minnesota 55433-8003

                                 PROXY STATEMENT



                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished to the Shareholders of Possis Medical, Inc. (the "Corporation"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on December 11, 1996 and any adjournments thereof. The enclosed Proxy is solicited by the Board of Directors of the Corporation.

     A person giving the enclosed Proxy has the power to revoke it at any time before the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy, and dated. Revocations of Proxy will be honored if received at the offices of the Corporation, addressed to the attention of Irving R. Colacci, Secretary, on or before December 10, 1996. In addition, on the day of the Meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting hall.

     Proxies not revoked will be voted in accordance with the choice specified by Shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a Shareholder abstains from voting as to any matter, then the shares held by such Shareholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall not be deemed to be represented at the Meeting for purposes of calculating the vote for approval of such matter.

     The Corporation will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to, and obtaining Proxies from, beneficial owners of the Corporation's Common Shares. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone, letter or facsimile. Proxies may be solicited by officers or other employees of the Corporation, who will receive no special compensation for their services. The Corporation's management intends to send this Proxy Statement and the enclosed Proxy to Shareholders commencing on approximately October 30, 1996.to send this Proxy Statement and the enclosed Proxy to Shareholders commencing on approximately November 1, 1996.


                                  VOTING RIGHTS

     At October 18, 1996, 12,061,317 Common Shares, the only voting securities of the Corporation, were outstanding. Each Common Share is entitled to one vote. Shareholders are not entitled to cumulate their votes in the election of Directors. Only holders of Common Shares of record at the close of business on October 18, 1996 will be entitled to notice of and to vote at this Annual Meeting of Shareholders.

                             COMMON STOCK OWNERSHIP

     The following table sets forth the beneficial holdings as of October 18, 1996 of each Director and Named Executive Officer and all Directors and Executive Officers as a group. The Corporation is aware of no person who beneficially owns more than five percent of the Corporation's Common Shares.

                                                               Sole           Shared
         Name of Beneficial                                 Voting and      Voting and          Total
         Owner or Identity                                  Investment      Investment          % of
              of Group                                          Power         Power             Class
         Joe A. Walters, Director                          59,197 (1)          --                 *

         Dean Belbas, Director                             40,382 (2)          --                 *

         Donald C. Wegmiller, Director                     44,636 (3)          --                 *

         Seymour J. Mansfield, Director                   144,549 (4)        11,000              1.2

         Demetre M. Nicoloff, M.D., Director              291,410 (5)       143,000              3.5

         Ann M. Possis, Director                           89,250 (6)         4,500  (7)          *

         Robert G. Dutcher, Director,                     149,821 (8)          --                1.2
            President & Chief Executive Officer

         Joseph J. Afryl, Vice President of                15,257(9)           --                 *
           Sales & Marketing

         Russel E. Carlson, Vice President of              35,443(10)          --                 *
           Finance and Chief Financial Officer

         Irving R. Colacci, Vice President,                41,954 (11)         --                 *
           Legal Affairs & Human Resources,
           General Counsel and Secretary

         William J. Drasler, Vice President of             77,328(12)          --                 *
          Research and Development

         Directors and Executive Officers
            as a Group (13 persons)                     1,091,645(13)       158,500             10.0

1) Includes 31,220 shares issuable upon exercise of currently exercisable options.
(2) Includes 26,353 shares issuable upon exercise of currently exercisable options.
(3) Includes 40,636 shares issuable upon exercise of currently exercisable options.
(4) Includes 35,597 shares issuable upon exercise of currently exercisable options.
(5) Includes 12,875 shares issuable upon exercise of currently exercisable options.
(6) Includes 2,250 shares issuable upon exercise of currently exercisable options.
(7) Ms. Possis serves as co-trustee of the Possis Marital Trust, which shares are as such, has voting power over an additional 240,381 shares of the Corporation's Common Shares owned by the Trust and not reflected in the above table.
(8) Includes 112,750 shares issuable upon exercise of currently exercisable options.
(9) Includes 11,475 shares issuable upon exercise of currently exercisable options.
(10)Includes 29,525 shares issuable upon exercise of currently exercisable options.
(11) Includes 36,176 shares issuable upon exercise of currently exercisable options.
(12) Includes 11,875 shares issuable upon exercise of currently exercisable options.
(13) Includes 444,182 shares issuable upon exercise of currently exercisable options.
*  Denotes ownership of less than 1% of shares outstanding

                              ELECTION OF DIRECTORS
                               (Proposal Number 1)

     At the Annual Meeting, seven Directors will be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Unless instructed not to vote for the election of Directors or not to vote for any specific nominee, the Proxy will vote FOR the election as Directors of the seven nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which events are not anticipated, the Proxy may vote for such other person as he, in his discretion, may determine.

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE NOMINEES LISTED BELOW BE ELECTED.

     Information Concerning Nominees. The following information concerning principal occupation has been furnished by the nominees. Each of the nominees has held the principal occupation for more than the past five years, unless otherwise indicated.

                                                                                   Director    Committee
Director Nominees             Principal Occupation                         Age      Since      Position

Joe A. Walters                Partner, O'Connor & Hannan,                  76        1960      Audit Committee
                              Attorneys, Minneapolis,
                              Minnesota.


Dean Belbas                   Senior Vice President, Director of           64        1984      Executive and
                              Investor Relations, General                                      Compensation
                              Mills, Inc., Minneapolis,                                        Committees
                              Minnesota, since January 1993.
                              Prior thereto, Vice President,
                              Director of Corporate
                              Communications, General Mills, Inc.,
                              Minneapolis, Minnesota.


Donald C. Wegmiller           President and CEO, Management                58        1987      Executive, Audit,
                              Compensation Group/Health Care,                                  and Compensation
                              Minneapolis, Minnesota, since                                    Committees
                              April 1993.  Prior thereto, President
                              & CEO, Health One Corporation,
                              Minneapolis, Minnesota.
                              Director, Minnesota Power & Light
                              Company, HBO & Co.,
                              Medical Graphics Corporation, G.D. Searle & Co.,
                              LifeRate Systems, Inc., InPhyNet
                              Medical Management Co.



                                                                                  Director     Committee
Director Nominees             Principal Occupation                         Age     Since       Position

Seymour J. Mansfield          Shareholder, Mansfield & Tanick, P.A.,       51        1987      Executive,
                              Attorneys, Minneapolis,                                          Audit, and
                              Minnesota.                                                       Compensation
                                                                                               Committees


Demetre M. Nicoloff           Cardiac Surgeon, Vice President              63        1991      Audit and Medical
                              of Cardiac Surgical Associates, P.A.,                            Advisory Committee
                              Minneapolis, Minnesota.
                              Director, Optical Sensors, Inc.,
                              Neovision, Inc., and Micromedics, Inc.


Robert G. Dutcher             President and Chief Executive                51        1993      Executive Committee
                              Officer of the Corporation since
                              October 1993; Executive Vice President
                              from December 1992 to October 1993;
                              President, Possis Holdings, Inc.,
                              since 1987.


Ann M. Possis                 Director of Development, Voyageur            36       1993       Audit Committee
                              Outward Bound School,  Minneapolis,
                              Minnesota, 1995-1996; Development
                              Associate, Planned Parenthood of
                              Minnesota, 1992-1995; various sales and
                              marketing positions with West Publishing
                              Company, Minneapolis, Minnesota, from 1983
                              to 1991.

     Meetings. During fiscal year 1996, the Board of Directors had three regular meetings. Actions were also taken by written consent. All directors, with the exception of Demetre M. Nicoloff, attended at least 75% of all meetings of the Board and the Committees of which they are members.

     Committees. The Corporation has established four committees to address the Corporation's business: the Executive Committee met three times during fiscal year 1996 and is responsible for exercising the authority of the Board during the intervals between meetings of the Board, for performing the functions of a nominating committee, and for formulating and recommending general policies for Board consideration; the Audit Committee met once during fiscal year 1996 and is responsible for reviewing the scope and the results of the annual independent audit of the books and records of the Corporation and to review compliance with all Corporate financial policies as approved by the Board; the Medical Advisory Committee met once during fiscal year 1996 and is responsible for providing information and recommendations to the Board on technical medical issues and considerations that may have an impact on the Corporation's business strategies, policies, and research and development projects; the Compensation Committee met three times during fiscal 1996 and is responsible for reviewing and establishing compensation for officers of the Corporation and administering the Corporation's 1992 Stock Compensation Plan.

     Director Fees. With the exception of the Chairman of the Board, each outside Director receives $2,000 as an annual retainer. Mr. Wegmiller receives an $8,000 annual retainer as Chairman. Each outside Director also receives $500 for each Board meeting attended and $200 for each teleconference Board meeting attended. Outside Directors sitting on the Executive Committee receive an additional $4,000 annual retainer. All committee Chairmen receive an additional $3,000 annual retainer. The Chairmen of the Compensation and Audit Committees each also receive; $500 per meeting, and the members receive $250 per meeting. Total fees of $51,600 were earned by outside directors during fiscal 1996.

     Pursuant to the Corporation's 1992 Stock Compensation Plan, each outside Director may elect to receive Director fees in the form of discounted stock options. Each Director must make an election on or before June 1 of each year with regard to fees that would otherwise be payable for that calendar year. The exercise price of the options is 50% of the fair market value on the date of grant, which is January 2 of the year following the year for which the fees are earned. Each option becomes exercisable in full six months following the date of grant, is exercisable for 10 years following the date of grant, and is subject to the general restrictions on exercise and transferability applicable to stock options issued to employees. The number of shares subject to each option is calculated by dividing the fees owed to the particular Director by the dollar amount of the discount from fair market value in the exercise price. All outside Directors, with the exception of Dean Belbas and Ann M. Possis, elected to receive discounted stock options in lieu of cash payment of Director fees for calendar year 1996.

     On January 2, 1996, all outside Directors, with the exception of Ms. Possis and Mr. Belbas, received discounted stock options in lieu of cash payments of fees for calendar year 1995. These options were granted pursuant to elections made in May 1994. A total of 4,760 options at an exercise price of $8.75 were granted.

     The Corporation's 1992 Stock Compensation Plan provides for the annual grant of options to purchase 3,000 Common Shares to outside Directors. The exercise price of these options must be at least 100% of the fair market value at date of grant. The date of grant is the first business day of each calendar year. The options vest ratably over a four-year period and expire ten years after the date of grant. During fiscal 1996, 18,000 options were granted to outside Directors under this Plan at an exercise price of $17.50.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid for services rendered to the Corporation and its subsidiaries during each of the three fiscal years ended July 31, 1996, 1995 and 1994, to the President and CEO of the Corporation and the Corporation's four highest paid executive officers who received salary and bonus in excess of $100,000 during fiscal year 1996 ("Named Executive Officers"):

         Name and                                  Annual                  Long-Term
     Principal Position              Year       Compensation              Compensation
                                                                             Awards
                                             Salary     Bonus       Restricted    Securities       All Other
                                               ($)       ($)     Stock Award ($)  Underlying/   Compensation (1)
                                                                                    Options            ($)
                                                                                                    SARs (#
     Robert G. Dutcher               1996    137,720    50,000       29,500 (3)      25,000         4,201
        President and CEO            1995    124,154    36,000 (2)      --            --            3,725
                                     1994    112,923    23,000          --           20,000         4,087

     William J. Drasler              1996    95,240     15,600          --           14,500         4,064
        Vice President,              1995    89,460     14,000 (4)      --            --            2,684
        Research and Development     1994    85,520     15,000          --           15,000         3,018

     Irving R. Colacci               1996    90,711     20,200       59,000 (6)      16,200         4,021
       Vice President,               1995    83,258     18,000          --            --            2,498
       Legal Affairs &               1994    80,663     13,000          --           10,000         2,765
       Human Resources,
       General Counsel and
       Secretary
                                     1996    88,624     19,500       59,000 (6)      15,900         3,774
     Joseph J. Afryl                 1995    79,423      8,000 (7)      --            --              420
       Vice President,               1994    23,077       --            --           15,000          --
       Sales and Marketing
                                     1996    87,397     19,400       59,000 (6)      16,500         3,864
     Russel E. Carlson               1995    78,596     18,000 (8)      --            --            2,358
       Vice President, Finance       1994    74,206     13,000          --           10,000         3,305
       Chief Financial Officer


     ----------------------------------------------------------------------------------------------------------

(1)  Includes only Company matching contributions to its 401(k) Plan.
(2) Includes $21,959 in cash and $14,041 in Common Shares of the Corporation.
(3) Mr. Dutcher was granted 2,000 shares of restricted stock, of which 1,000 shares vested on June 3, 1996 and 1,000 shares will vest on June 3, 1997. As of July 31, 1996, 3,000 shares from prior grants remained restricted with a value on that date of $45,750.
(4) Includes $8,539 in cash and $5,461 in Common  Shares of the  Corporation.
(5) Includes  $10,982 in cash and $7,018 in Common Shares of the  Corporation.
(6) Mssrs. Colacci, Afryl and Carlson were each granted 4,000 shares of restricted stock, of which 2,000 shares vested on June 3, 1996 and 2,000 shares will vest on June 3, 1997. As of July 31, 1996, 2,000 shares from each grant remained restricted with a value on that date of $30,500.
(7) Includes $4,881 in cash and $3,118 in Common Shares of the Corporation.
(8)  Includes  $10,982 in cash and $7,018 in Common  Shares of the Corporation.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning stock option grants to Named Executive Officers during fiscal year 1996.

                                  IndividualGrants
                                                                                     Potential Realizable Value at
                                                                                     Assumed Annual Rates of Stock
                                                                                     Price Appreciation for Option
                                                                                                     Term

                                 Percent of Total
                                   Options/SARs
                    Number of       Granted to
                   Securities      Employees in
                   Underlying     Fiscal Year (%)    Exercise or
                   Option/SARs                       Base Price      Expiration
Name               Granted (#)                         ($/Sh)           Date
                                                                                      5% ($)         10% ($)
Robert G.                                                            October 3,
Dutcher              25,000             11             14.625           2005         229,940         582,712

William J.                                                           October 3,
Drasler              14,500              6             14.625           2005         133,365         337,973

Irving R.                                                            October 3,
Colacci              16,200              7             14.625           2005         149,001         377,597

Joseph J. Afryl                                                      October 3,
                     15,900              7             14.625           2005         146,242         370,605
Russel E.                                                            October 3,
Carlson              16,500              7             14.625           2005         151,760         384,590


AGGREGATED  OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The  following  table  provides  information   concerning  stock  option
exercises and the value of unexercised options at July 31, 1996, for the Named Executive Officers.

                Name        Shares Acquired  Value Realized        Number of        Value of Unexercised
                             Upon Exercise       ($)          Securities Underlying  In-The-Money Options
                                  (#)                        Unexercised Options  at Fiscal Year-End (1)
                                                              at Fiscal Year-End            ($)
                                                                      (#)               Exercisable/
                                                                 Exercisable/          Unexercisable
                                                                 Unexercisable

         Robert G. Dutcher        8,000           74,000         112,500/40,500        954,405/143,750
         Irving R. Colacci        4,500           55,688          32,126/24,200         193,207/75,706
         William J. Drasler      49,375          624,933           8,250/26,500          62,625/107,385
         Joseph J. Afryl           --              --              7,500/23,400          57,225/67,242
         Russel E. Carlson        2,600           30,550          25,400/24,500         170,570/75,895

     (1) The dollar values shown are calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options at fiscal year-end.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") consists of three independent outside directors. The Committee is responsible for setting salaries for officers and for granting incentive awards and stock-based compensation to officers and other key employees.

Compensation Philosophy

     Compensation decisions for fiscal 1996 continued to be guided by the general compensation philosophy adopted by the Committee in 1993, as supplemented by an Incentive Compensation Plan adopted in concept by the Committee in October 1994. The Corporation's compensation program is intended to attract and retain the highest quality personnel possible consistent with the Corporation's resources.

     Compensation of management personnel continues to be based on four types of compensation: a) base salaries; b) cash and/or stock bonuses; c) stock options; and d) restricted stock.

(a) Base Salaries

     Base salaries continue to be determined and adjusted consistent with policies and procedures applied in past years. Base salaries for officers are intended to be competitive with salaries offered by other emerging medical device companies. Emerging companies continue to be used for comparison purposes because during 1996 the Corporation's products remained in clinical testing in the United States and achieved only limited initial sales outside of the United States. In the absence of meaningful revenues and profitable operations, the Corporation does not have the financial resources to match salaries offered by larger and profitable medical companies. By augmenting base salary with equity-based compensation, the Corporation seeks to continue to attract and retain quality management personnel despite limited financial resources. Annual increases in base salaries for existing officers are generally limited to cost-of-living adjustments. Larger increases are given, as appropriate, to reflect changes in job responsibility and authority, or to internally balance the salary structure among the executive officer group. Because no officer-level personnel were hired during fiscal year 1996, all base salary compensation changes were restricted to internal balancing adjustments and a cost-of-living increase on January 1, 1996.

     Prior to granting salary increases to officers for 1996, the Corporation evaluated salary survey information from the medical device industry as well as officer-level salaries in industry generally. Based on this information, it was determined that executive management personnel, at the current stage of the Corporation's development, should be compensated at substantially equivalent levels as between the various functional departments. Salary increases were, therefore, designed to bring the base salaries of all existing officers, with the exception of the President/CEO, to within 8% of each other. As functional responsibilities develop in response to the Corporation's growth, more divergent salary levels are expected.

(b) Bonuses

     Cash and/or stock bonuses are awarded annually and are used to reward officers and other key employees for achievement of corporate financial and technical milestones, as well as for individual performance. Bonuses awarded during fiscal year 1996 for fiscal year 1995 performance consisted of cash awards to a total of thirty-six employees. The awards were based on a Committee-approved total pool available for awards. The size of the awards actually granted was determined by corporate performance and apportioned based on management's evaluation of performance by individual key employees. The awards granted totaled $214,800.

     The Incentive Compensation Plan that provides objective guidelines for determining total and individual bonus awards was approved in concept by the Committee in October 1994 and continues to guide incentive awards for performance during fiscal year 1996. The Committee awarded cash bonuses in October 1996 to 34 employees in the total amount of $198,200 to reward performance during fiscal year 1996.

(c) Stock Options

     Stock options under the Corporation's 1992 Stock Compensation Plan are intended as incentive compensation and have historically been granted annually to officers and other key employees based on the Corporation's financial performance and achievement of technical and regulatory milestones. 190,900 stock options were granted to 36 employees in October 1995 to reflect fiscal 1995 performance. Additional grants of 38,000 options were made during the remainder of the fiscal year as incentive awards to key employees. Stock option awards in the amount of 161,100 shares to a total of 34 employees were approved in October 1996 to reward performance during fiscal year 1996.

(d)  Restricted Stock

     The fourth component of the Corporation's compensation system is a restricted stock program instituted in June 1993, primarily as a vehicle to retain key officers. Prior to fiscal year 1996, restricted stock had been granted to the CEO and two vice presidents. In February 1996, Restricted Stock awards of 4,000 shares each were granted to the four existing officers not previously granted a Restricted Stock Award. These grans operated to substantially equalize the compensation paid to all officers, other than the President/CEO, and to bring their total compensation packages more in line with compensation offered by other medical device companies. In addition, a grant of 2,000 shares of Restricted Stock was granted to Robert G. Dutcher, as President and CEO, to reward performance and to operate as a retention vehicle. Future grants will be made at the discretion of the Committee based on an ongoing assessment of the need to utilize this form of equity compensation to retain key officers in light of the Corporation's financial resources and ability to compete with compensation packages offered by other medical companies.

CEO Compensation

     Robert G. Dutcher, as CEO of the Corporation, participates in the general compensation program of the Company, as described above, along with all other key employees. At the time of his assumption of responsibilities as CEO in 1993, Mr. Dutcher's base salary was set at a level determined by the Committee to be appropriate for his level of experience and performance as an officer of the Corporation. During 1996, Mr. Dutcher's base salary was increased 10% to reflect a cost-of living increase and to recognize favorable corporate and individual performance. Mr. Dutcher also received a cash bonus equal to approximately 40% of base salary and a grant of 25,000 stock options in October 1995. A grant of 2,000 shares of Restricted Stock was awarded in February 1996, as discussed above. These cash, stock option and stock awards reflected the Committee's judgment as to Mr. Dutcher's individual performance and the overall performance of the Corporation in completing a second public stock offering, achieving regulatory and technical milestones, and making significant progress toward commercialization of the Corporation's products. The Committee awarded a cash bonus of $50,000 and 25,000 stock options to Mr. Dutcher in October 1996 to reward corporate and individual performance during fiscal year 1996.

     At this time the Committee has no formal, written plan for CEO compensation separate and apart from the Corporation's general compensation philosophy and the Incentive Compensation Plan. Until a plan specific to the CEO is developed, CEO compensation will be based on corporate and individual performance measured against established guidelines and objectives, consistent with guidelines applicable to all key employees. Current guidelines and objectives are contained in the Corporation's 1997-2000 Strategic Plan, as approved by the Board of Directors on August 1, 1996.



                                                Compensation Committee
                                                of the Board of Directors

                                                Seymour J. Mansfield, Chairman
                                                Donald C. Wegmiller
                                                Dean Belbas

PERFORMANCE GRAPH

     Set forth below is a graph showing the five-year cumulative return through July 31, 1996 of Possis Medical, Inc. Common Stock as compared with Standard and Poor's Medical Products and Supplies Index and Standard and Poor's 500 Stock Index. This information assumes a base point at July 31, 1991 of $100.00 and the reinvestment of all dividends. [Graph will appear in definitive version - information for graph below.]

                                                     Annual
                                                     Return
                                                     Percentage
                                                     Years
                                                      Ending
Company \ Index Name                                          July92   July93    July94   July95   July96
-----------------------------------------------------------------------------------------------------------
POSSIS MEDICAL INC.                                             6.06    20.00    -38.10   113.46     9.91
S & P 500 COMP-LTD                                             12.79     8.73      5.16    26.11    16.57
HLTH CARE 9MED PDS & SUPP) - 500                                8.23   -26.46      8.15    58.37    15.28
                                                     Indexed
                                                     Returns
                                                     Base
                                                     Period   Return  Return    Return   Return   Return
Company \ Index Name                                  July91  July92   July93    July94   July95   July96
-----------------------------------------------------------------------------------------------------------
POSSIS MEDICAL INC.                                    100    106.06   127.27     78.79   168.18   184.85
S & P 500 COMP-LTD                                     100    112.79   122.64    128.96   162.64   189.58
HLTH CARE (MED PDS & SUPP) - 500                       100    106.23    79.59     86.08   136.32   157.15

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



     Mr. Seymour J. Mansfield, a Director of the Corporation, is a shareholder in a law firm that performs legal services for the Corporation from time to time. The amount of fees paid by the Corporation during fiscal 1996 to Mr. Mansfield's law firm does not exceed five percent of that firm's gross revenues for its last full fiscal year.


                             SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that Officers and Directors of the Corporation and persons who own more than 10% of a registered class of the Corporation's equity securities file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1996 and written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Officers and Directors have been complied with. The Corporation is aware of no person who owns more than 10% of the Corporation's Common Shares.

            AMENDMENT OF THE CORPORATION'S ARTICLES OF INCORPORATION
                 TO INCREASE AUTHORIZED CAPITAL STOCK AND CREATE
                               UNDESIGNATED STOCK
                                (Proposal No. 2)

     The Corporation's Board of Directors has approved, subject to shareholder approval, an amendment (the Amendment) to the Corporation's Restated Articles of Incorporation (the Articles) to (i) increase the total number of authorized shares of the Corporation's Capital Stock, $.40 par value, from 20,000,000 to 100,000,000 shares, and (ii) allow for creation of a new class of undesignated stock, divisible into classes and/or series, and with the designations, voting rights and other rights and preferences that the Board of Directors may establish from time to time. If the Amendment is approved by the Corporation's shareholders, Article V, Section 1 of the Articles will be amended in its entirety to read as follows:

     Section 1. The total number of shares of capital stock which the Corporation is authorized to issue shall be 100,000,000 shares, par value $.40 per share, 20,000,000 shares of which are designated as Common Stock. The remaining shares shall be divisible into classes and/or series, have the designations, voting rights and other rights and preferences, and be subject to the restrictions, that the Board of Directors may from time to time establish, fix and determine, consistent with these Articles of Incorporation, all to the full extent permitted by the Minnesota Business Corporation Act, Section 302A.401, or any successor provision. Unless otherwise designated by the Board of Directors, all issued shares shall be deemed common shares with equal rights and preferences.

     The Articles currently authorize 20,000,000 shares of Common Stock and do not authorize any shares of undesignated stock. As of October 18, 1996, there were 12,061,317 shares of Common Stock outstanding and 1,247,737 shares of Common Stock issuable upon exercise of outstanding options and warrants.

     The additional shares of capital stock for which authorization is sought would have such rights and preferences, including dividend, conversion, voting and redemption rights, as established by resolution of the Corporation's Board of Directors. Such additional shares would not (and the shares of Common Stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights.

Purposes and Effects of the Amendment

     Except for shares (i) that are reserved for currently outstanding options and warrants and (ii) that may be reserved as contemplated in the shareholder rights plan described below, the Corporation has no present plan, understanding or agreement to issue a material number of additional shares of capital stock. However, the Board of Directors believes that the additional authorized shares of capital stock, together with the availability of undesignated stock, are desirable to enhance the Corporation's flexibility in connection with possible future actions, including stock splits, stock dividends, equity financing, acquisition opportunities, use in management incentive and employee benefit plans, a shareholder rights plan or other corporate purposes. The Board will determine whether, when and on what terms the issuance of shares of Common and/or undesignated capital stock may be warranted in connection with any of the foregoing purposes. Additionally, the authority of the Board to fix the precise terms of each class or series of the undesignated stock would allow it to tailor each series to meet the particular requirements of the persons to whom the shares are to be issued.

     If the Amendment is approved, unless required by law or by the rules of any stock exchange or market on which the Corporation's capital stock may in the future be listed, all or any of the authorized shares of Common Stock and undesignated stock may be issued without further action by the shareholders and without first offering such shares to the shareholders for subscription. Under existing National Association of Securities Dealers, Inc. (NASD) regulations, approval by a majority of the holders of Common Stock would nevertheless be required prior to the original issuance of additional shares of Common Stock, other than in a public offering for cash, (i) if the Common Stock (including securities convertible into or exercisable for Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the Common Stock; or (ii) if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the Common Stock; or
(iii) if the issuance would result in a change in control of the Corporation. Shareholder approval would also be required under NASD regulations for any issuance, other than an issuance under a plan approved by shareholders, of stock or stock purchase rights to officers or directors representing more than 25,000 shares. In any event, the issuance of Common Stock otherwise than on a pro-rata basis to all holders of such stock would reduce the proportionate interests of such shareholders.

     Issuance of shares of the undesignated stock could affect the voting rights of the holders of the Common Stock if a class or series is given the right to vote together with such holders on every matter voted on by the stockholders generally (including the election of directors) or as a separate class on particular matters. If shares of undesignated stock are issued, they could be preferred to the Common Stock as to dividends and in the event of liquidation, thereby diminishing the amounts that would otherwise be available to the holders of the Common Stock for these purposes.

     The authorized but unissued shares of Common Stock and the undesignated capital stock could discourage or make more difficult a merger, tender offer, proxy contest or change in control of the Corporation and the removal of incumbent management. Under certain circumstances, such shares of stock could be used to create voting impediments, or to frustrate an attempt by a person or entity to effect a takeover or otherwise gain control of the Corporation through acquisition of a substantial number of shares of Common Stock, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. Consistent with its fiduciary obligations to shareholders, the Board could issue shares of the undesignated stock and authorize holders of that undesignated stock to vote as a class, either separately or together with holders of the existing Common Stock, on any merger, sale or exchange of assets by the Corporation or any other extraordinary corporate transaction. The Board could also privately place shares of the Common Stock or undesignated stock with purchasers who might side with the Board in opposing an unfriendly attempt to gain control of the Corporation that the Board determines is not in the best interests of the Corporation. To the extent that the adoption of the Amendment renders less likely a merger or other transaction opposed by the Corporation's incumbent Board of Directors, the effect of such adoption may be to assist the Board of Directors and management in retaining their existing positions. Under certain circumstances, an attempt to effect a takeover or otherwise gain control of the Corporation could be favorable to the interests of shareholders. The
Board, however, is not aware of any specific effort by any person or group to obtain control of the Corporation and does not intend to issue any shares of undesignated stock except on terms which the Board deems to be in the best interests of the Corporation and its shareholders.

     Certain provisions of the Corporation's Articles and Bylaws and Minnesota law may also have the effect of discouraging certain types of tender offers and other transactions that involve a change in control of the Corporation. The Articles require a super-majority (two-thirds) shareholder vote in order to approve any plan of merger or exchange or any sale, lease, transfer or other disposition of all or substantially all of the Corporation's property and assets. The Articles also require approval by two-thirds of the shares to amend the Articles, although a majority of the voting power is sufficient to amend the Articles if there is a negative vote of not less than one-fourth of the voting power of the outstanding shares. Under the Corporation's Articles, cumulative voting in the election of Directors is prohibited. The Corporation is also subject to certain provisions of the Minnesota Business Corporation Act which limit the voting rights of shares acquired in control share acquisitions and restrict certain business combinations.

     If the Amendment to the Articles is approved by the shareholders at the Annual Meeting, such Amendment will become effective when Articles of Amendment of the Restated Articles of Incorporation are filed for record with the Secretary of State of the State of Minnesota.

Shareholder Rights Plan

     In connection with the Amendment, the Corporation's Board of Directors has discussed the potential adoption of a shareholder rights plan (a Rights Plan) as an anti-takeover measure. Although no formal action has been taken, various reasons for and general aspects of a Rights Plan are described below.

     A Rights Plan is designed to give the Board of Directors a means of helping shareholders obtain the highest value for their investment in the Corporation if a takeover were to be proposed. The Board of Directors is concerned that, without a stockholder rights plan, control of the Corporation could be acquired without full value being offered to all stockholders and without the Board of Directors having an opportunity to explore all available alternatives to ensure that stockholders receive the maximum value for their shares. A Rights Plan puts the determination of the sale of a company in the hands of its board of directors. The board of directors reserves the determination of pursuing a particular sale by its power to approve particular bidders and to redeem outstanding rights. Accordingly, a Rights Plan can protect the interests of the Corporation's shareholders against inadequate and coercive takeover offers by encouraging anyone seeking to acquire control of the Corporation to initiate such an acquisition through arms' length negotiations with the Corporation's management and Board of Directors, who would then be in a position to negotiate a transaction which is fair to all shareholders.

     The function of a Rights Plan is not to protect a corporation against all possible takeover transactions, but to assure that the sale of a corporation is a rational process, not a hastily conceived reaction to a threat, and occurs at the appropriate time. A Rights Plan will not prevent a company from being sold if the board of directors determines that it should be sold. While the Board's consideration of a Rights Plan is not being done in response to any specific effort of which the Corporation is aware to accumulate the Corporation's Common Stock or to obtain control of the Corporation, the Board believes that the Corporation may need the anti-takeover protection at this time in order to provide the Corporation with additional time to implement its current business plan without the threat of a hostile takeover.

     Under a Rights Plan, rights to purchase shares of common stock or a new series of preferred stock are distributed to shareholders as a dividend by action of the board of directors. Each right reflected by a Rights Plan is essentially a warrant, allowing the holder to buy securities at a set price. Like all warrants, the exercise price is adjustable in certain events. But it has several unique features. Until a distribution date, it is represented by and trades with the common stock.

     Under a typical Rights Plan, upon the occurrence of either the acquisition by a person or group of a predetermined amount (percentages usually range from 10% to 20%, referred to below as the threshold amount) of the voting stock of a corporation or announcement of the commencement of a tender offer for such predetermined amount of the outstanding voting stock of the issuer, the rights detach from the common shares and trade separately and become exercisable. The exercise price for common stock purchase rights is intended to reflect the long-term value of the common stock at the end of the life of the rights plan (typically 10 years).

     The key feature of a Rights Plan is the highly dilutive nature of the rights. Following an accumulation of stock by a person or group exceeding the threshold amount, each right becomes the right to acquire, for the exercise price, Common Stock having a value of twice the exercise price, but the right is not exercisable by the acquiror. This flip-in feature would result in dilution to the acquiror both economically and in terms of its percentage ownership of the Corporation's shares. The exact level of the dilution would depend on the market value of the Corporation's Common Stock in relation to the exercise price of the rights. A Rights Plan also commonly includes a flip-over feature which provides shareholders protection against a squeeze-out. The flip-over feature would give shareholders the right to purchase shares of the acquiring company at a discount in the event of a freeze-out merger or similar transaction (thereby diluting the acquiring company). A Rights Plan also frequently contains a feature that gives the board of directors the option, after the flip-in is triggered by an acquisition at the threshold amount but before there has been a 50% acquisition, to exchange new common stock of the corporation for each then-valid right (which would exclude rights held by the acquiror that have become void). This provision will have an economically dilutive effect on the acquiror, and provide a corresponding benefit to the remaining rightsholders, that is comparable to the flip-in without requiring shareholders to go through the process and expense of exercising their rights. Because the dilution is so extensive, an acquiror would typically seek to avoid triggering this provision.

     Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including the right to vote or to receive dividends. Prior to the Rights being separated from the Common Stock, the Rights will have no value in and of themselves and will have no dilutive effect on the Common Stock.

     Prior to the rights becoming exercisable and detaching from the common shares, the rights may be redeemed by the board of directors at a nominal price, or the plan may be amended to exempt a particular acquiror or transaction from the operation of the plan or to make other adjustments, all without shareholder approval. The ability to redeem the rights or amend the plan is important in order to allow the target board to enter into a friendly business combination without having the rights triggered or to permit a takeover once an acceptable acquisition price has been offered. Because the board controls whether the rights will be redeemed, the intended effect of such plans is to cause the potential acquiror to negotiate with the board of the target and to give the board more leverage in such negotiations.

     A Rights Plan is designed not to interfere, and has not interfered, with the day-to-day operations of the companies that have adopted it. Prior to its being activated by an acquisition of a large block of the target company's shares, it has no effect on a company's balance sheet or income statement, and it has no tax effect on the company or the shareholders.

     While a Rights Plan decreases the potential of hostile takeover activity, it will not, and is not intended to, make a company takeover-proof. A Rights Plan protects against takeover abuses, it gives all parties an increased period of time in which to make decisions on such a fundamentally important question as a takeover, and it strengthens the ability of the board of directors of a target to fulfill its fiduciary duties to obtain the best result for the shareholders.

     As noted above, the Articles already require a super-majority (two-thirds) approval of any plan of merger or exchange or any sale, lease, transfer or other disposition of all or substantially all of the Corporation's property and assets, which requirement also acts as an anti-takeover measure. In addition, the Corporation will remain subject to the protection of Minnesota's anti-takeover statutes:

     Control Share Acquisition Act. The Minnesota Control Share Acquisition Act requires that an entity acquiring beneficial ownership of more than 20% of the outstanding voting securities of a corporation must, except in the case of certain stated exceptions, obtain approval of a majority of the disinterested shareholders of the corporation in order to have the right to vote any shares it holds in excess of the 20% threshold (and avoid a right of redemption). The statute denies voting rights for voting securities held by the acquiror until such shareholder approval.

     Business Combination Act. The Minnesota Business Combination Act generally restricts transactions with a shareholder (the interested shareholder) that purchases 10% or more of a public corporation's shares, unless the share acquisition or the transaction has been approved by the board prior to the acquisition of the 10% interest. The statute basically provides that for five years after the interested shareholder exceeds the 10% threshold the corporation cannot enter into any form of business combination or other significant transactions with the interested shareholder. Because it is believed that most bidders will want to have 100% ownership, this act requires an acquiror to negotiate with the board of directors.

     The Board of Directors believes, however, that these existing protection, while helpful, do not provide the degree of visibility and protection afforded by a Rights Plan in reducing the risk of implicitly coercive and inadequate takeover offers which may not offer full value to all shareholders of the Corporation.

     Also as noted above, a Rights Plan, in connection with the proposed Amendment, will likely discourage or make more difficult a merger or tender offers and may significantly affect the ability of shareholders of the
Corporation to effect rapid changes in the composition of the Board of Directors, which shareholders might otherwise deem favorable. Accordingly, before voting, shareholders are urged to consider carefully the above description of the Amendment and its purposes and effects.

Board Recommendation and Shareholder Vote Required

     The affirmative vote of (i) the holders of at least two-thirds of the voting power of the shares of the Common Stock outstanding on the record date and (ii) the holders of at least a majority of the voting power of the outstanding shares with a negative vote of not more than one-fourth of the voting power of the outstanding shares, present in person or by proxy at the Annual Meeting, is required for approval of the proposed amendment to the current Articles. THE BOARD OF DIRECTORS DEEMS THE PROPOSED AMENDMENT TO BE IN THE BEST INTEREST OF SHAREHOLDERS AND HAS UNANIMOUSLY RECOMMENDED A VOTE FOR PROPOSAL NO. 2 to approve the proposal to amend the Articles to increase the number of authorized shares and create a class of undesignated stock as described above, and the enclosed Proxy will be so voted unless a contrary specification is made.

                      APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS
                               (Proposal Number 3)

     Deloitte & Touche LLP, independent certified public accountants, have been auditors of the accounts of the Corporation since July 31, 1960. They have been appointed by the Board of Directors of the Corporation for the purpose of auditing the Corporation's accounts in the current fiscal year. Shareholder approval of such appointment is requested. The Board of Directors considers such accountants to be well qualified.

     Representatives of the firm of Deloitte & Touche LLP will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions.

     In the event that the appointment of Deloitte & Touche LLP should not be approved by shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time either this fiscal year or the next.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP. The enclosed Proxy will be so voted unless a contrary specification is made.


                              SHAREHOLDER PROPOSALS

     A shareholder proposal to be presented at the Corporation's 1997 Annual Meeting must be received at the Corporation's executive offices, 9055 Evergreen Boulevard N.W., Minneapolis, Minnesota 55433-8003, no later than July 7, 1997, for evaluation as to inclusion in the Corporation's Proxy Statement in connection with such meeting.


                                  MISCELLANEOUS

     The Board of Directors is aware of no matter, other than as described in the Notice, that will be presented for action at the Meeting. If, however, other matters do properly come before the Meeting, it is the intention of the person named in the Proxy to vote the proxied shares in accordance with his best judgment on such matters.

                                  OTHER MATTERS

     A copy of the Corporation's Annual Report on Form 10-K may be obtained without charge by any beneficial owner of the Corporation's Common Shares on the record date upon written request addressed to Russel E. Carlson, Vice President, Finance and Chief Financial Officer, Possis Medical, Inc., 9055 Evergreen Boulevard N.W., Minneapolis, Minnesota 55433-8003.


                                            By Order of the Board of Directors



                                            IRVING R. COLACCI,
                                            Secretary

Dated:  October 31, 1996
[GRAPHIC OMITTED][GRAPHIC OMITTED]

POSSIS MEDCICAL, INC.
9055 Evergreen Boulevard, N.W.
Minneapolis, MN 55433-8003

                     PROXY FOR ANNUAL SHAREHOLDERS' MEETING
                                December 11, 1996

     This Proxy is sollicited on behalf of the Board of Directors of the Corporation. The undersigned hereby appoints Irving R. Colacci as Proxy, with the power to appoint his substitute, and the undersigned hereby authorizes him to represent and vote, as designated below, all Common Shares of Possis Medical, Inc. a Minnesota corporation, that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Possis Medical, Inc. to be held at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402, on the 11th day of December 1996, at 4:00 p.m., or any adjournments thereof.

1. ELECTION OF DIRECTORS  FOR all nominees listed below
                           (except as marked to the contrary below)[ ]
                           WITHHOLD AUTHORITY
                           to vote for all nominees listed below [ ]
Nominees: Joe A. Walters, Dean Belbas, Donald C. Wegmiller, Seymour J.Mansfield,
          Demetre M. Nicoloff, Robert G. Dutcher, Ann M. Possis
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
__________________________________________________________________________
2. PROPOSAL TO APPROVE AN AMENDMENT TO CORPORATION'S ARTICLES OF INCORPORATION.
               [ ] FOR        [ ] AGAINST         [ ] ABSTAIN
3. PROPOSAL TO RATIFY APPOINTMENT OF DELOTTE & TOUCHE LLP as the independent certified public accounts of the Corporation.
               [ ] FOR        [ ] AGAINST         [ ] ABSTAIN
                          (Continued on reverse side)

4. In his discretion, the Proxy is hereby authorized to vote upon such other business as may properly come before the meeting.
   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees for directors and FOR proposals Two and Three.

   The undersigned hereby ratifies and confirms all that the Proxy shall lawfully do or cause to be done by virtue hereof and herby revokes all proxies heretofore given to vote such shares.

                    Dated:____________________________________, 1996

                    Signature_______________________________________

                    Signature_______________________________________
                    PLEASE REMEBER TO DATE THIS PROXY

                    PLEASE SIGN ABOVE EXACTLY AS NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC. SHOULD SO INDICATE WHEN SIGNING. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON. PLEASE RETURN PROMPTLY IN THE ENCLOSED ADDRESS ENVELOPE.